UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 25, 2008

MAC FILMWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-70526	74-2820999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Riverway, 18th Floor
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(281) 748-3277
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act.

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01             Other Events

On November 20, 2007, the majority shareholders of Mac Filmworks, Inc. through written consent approved (i) the implementation of a reverse common stock split at a ratio of not less than 10-for-1 and not greater than 30-for-1, with the exact ratio to be set within such range in the discretion of the Board of Directors without further approval or authorization of the shareholders, and (ii) to effect the reverse stock split by amending the Certificate of Incorporation to change the par value of the Company’s common stock accordingly.  This action became effective on December 24, 2007.

On August 25, 2008, the board of directors adopted a resolution (i) authorizing a reverse common stock split at a ratio of 30-for-1 to take effect on September 8, 2008, and (ii) to effect the reverse common stock split by amending the Certificate of Incorporation to change the par value from $.0001 to $.003 per share.  The Certificate of Amendment was filed with the Delaware Secretary of State on August 27, 2008.

Notification of this reverse stock split was provided to NASDAQ OMX on August 28, 2008, and the effective date of the reverse split for the OTCBB shall be September 8, 2008 or as soon thereafter as practical.

Item 9.01             Financial Statements and Exhibits

     (c)  Exhibits

The following exhibits are to be filed as part of this 8-K:

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MAC FILMWORKS, INC.

Date: August 29, 2008	By:	/s/ DWAYNE DESLATTE
Dwayne Deslatte
President

2

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation